GILFORD SECURITIES INCORPORATED

Since 1979

April 1, 2010

Alexander L. Weis, PhD
OncoVista Innovative Therapies, Inc.
Chairman, President and CEO
14875 Omicron Drive, Suite 104
San Antonio, TX 78245

Dear Alex,

The purpose of this agreement (the "Agreement") is to set forth the terms and conditions pursuant to which Gilford Securities, Inc. ("Gilford") shall act as agent for OncoVista Innovative Therapies, Inc. (the "Company") for the purpose of advising the Company on the completion of a financing (the "Transaction").

The term of this engagement shall be twelve (12) months from the date of this Agreement, unless extended by mutual agreement in writing. After 90 days from the signing of this Agreement, the Agreement can be terminated upon 10 days written notice by either party.

The parties hereto hereby agree that the Company shall pay to Gilford the fees and compensation set forth below if there is any closing of a Transaction during the term of this Agreement, or during the period eighteen (18) months after the termination of this Agreement, with any of the investors listed on the attached Schedule A. Gilford shall have the right to add names to Schedule A with the permission of the Company, such permission not to be unreasonably withheld.

In the consideration of the services rendered by Gilford under this Agreement, the Company agrees to pay Gilford the following fees and other compensation:

(a) a cash fee payable immediately upon the closing of a Transaction equal to 7% of the gross cash raised by the Company in the financing;

(b) upon closing of a Transaction, the Company shall issue to Gilford warrants to acquire stock of the Company in an amount equal to a percentage of the total number of common shares of the Company currently outstanding equal to *(i)* the gross cash raised by the Company in the financing multiplied by *(ii)* the fraction (3% / $10,000,000) and with a term of five years and an exercise price equal to the then current price per share of the Company's stock;

(c) reimbursement of all direct out-of-pocket expenses on a monthly basis. Such expenses not to exceed an aggregate of $500 without the written acceptance of the Company;

(d) all amounts payable hereunder, with the exception of the reimbursement of out-of-pocket expenses, shall be paid to Gilford out of an attorney escrow account at the closing or by such other means acceptable to Gilford.

Upon closing of a Transaction, Gilford shall have the right-of-first refusal to act as the exclusive placement agent on any subsequent public financing done by the Company, on reasonable and customary terms, for a period of 12 months from the date of the Transaction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any dispute arising out of this agreement shall be adjudicated in the courts in the State of New York or in the federal court sitting in the Southern district of New York, and each of the parties hereto agrees that service of process upon it by registered or certified mail at its address set forth here in shall be deemed adequate and lawful.

The Company and Gilford hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understanding with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

Very truly yours,

Gilford Securities, Inc.

By: Robert A. Maley

Robert A. Maley
President

ACCEPTED AND AGREED TO:

OncoVista Innovative Therapies, Inc.

By: Alexander L. Weis

Date: 04-14-2010

APPENDIX A

INDEMNIFICATION AGREEMENT

Appendix A to Letter Engagement Agreement (the "Agreement"), dated April 1, 2010 by and between OncoVista Innovative Therapies, Inc. and its related entities (collectively, the "Company") and Gilford Securities, Inc. ("Gilford").

The Company agrees to indemnify and hold Gilford and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not Gilford or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Gilford's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include Gilford's and/or any such other Indemnified Person's reasonable and accountable attorneys' and accountants' fees and out-of-pocket expenses incurred in such investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to Gilford and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth shall not apply to an Indemnified Person where a court of competent jurisdiction has made a final determination that such Indemnified Person acted in a grossly negligent manner or engaged in willful misconduct or illegal conduct in the performance of the services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and the Company shall perform its obligations hereunder to reimburse Gilford and/or each such other Indemnified Person periodically for its, his or their fees, expenses and costs as they are incurred, provided that Gilford and/or each other Indemnified Person provides a written undertaking to the Company to reimburse such advanced expenses in the event that a final determination holds that Gilford and/or each other Indemnified Person are not entitled to such indemnification). The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or omission to act as a result of Gilford's engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct or illegal conduct.

If for any reason, the foregoing indemnification is unavailable to Gilford or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Gilford or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Gilford or any such other Indemnified Person on the other hand, but also the relative fault of the Company and Gilford or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by Gilford and any such other Indemnified Person hereunder exceed the amount of fees actually received by Gilford pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Gilford and any other Indemnified Person.

The terms and conditions hereinabove set forth in this Appendix A shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.

Gilford Securities, Inc.

By: Robert L. Maley

ACCEPTED AND AGREED TO:

OncoVista Innovative Therapies, Inc.

By: Alexander L. Weis

Date: 04-14-2010

Schedule A

[ALEX: CHECK WHETHER THESE ARE SUBJECT TO ANY EXISTING TAIL]
Aisling Capital
Ardsley Partners, L.P.
BVF - Biotechnology Value Fund
Deerfield Management Company
FrontPoint Partners
Great Point Partners
Hights Capital
Hunt Ventures
OrbiMed
Paul Capital
Quogue Capital
Ram Capital Resources
Special Situations Fund
Vision Capital
Visium Asset Management